Exhibit 99.1

Patterson Companies Announces Definitive Agreement to Sell Its Medical Business to Madison Dearborn Partners

St. Paul, Minn. — July 1, 2015 — Patterson Companies, Inc. (Nasdaq: PDCO) today announced a definitive agreement to sell its medical business (Patterson Medical) to Madison Dearborn Partners (MDP), a leading private equity firm based in Chicago, for gross proceeds of approximately $715 million in cash. The sale is expected to close in the fiscal second quarter, following the satisfaction of regulatory requirements and other customary closing conditions.

According to Scott P. Anderson, chairman and chief executive officer of Patterson Companies, “Patterson’s strategy for growth is to focus our resources and investments on building our dental and animal health businesses. We believe that the medical business will thrive under the new ownership that is dedicated to driving growth in the rehabilitation market. We received a strong offer from MDP. We are also enthusiastic about MDP’s commitment to support Patterson Medical’s customers and employees going forward. We believe that the medical business is solid, with a strong product portfolio and a dedicated employee group, and is well-positioned for future success.”

Earlier this year, Patterson Companies announced that it had retained BofA Merrill Lynch to explore the potential sale of the medical business. Today’s announcement is the outcome of that process. In fiscal 2015, sales and EBITDA for the medical segment were $464.2 million and $67.2 million, respectively. Patterson intends to apply the net proceeds from the sale of its medical unit to reduce the debt it incurred to fund the previously announced acquisition of Animal Health International, Inc.

“The acquisition of Animal Health International and divestiture of Patterson Medical are transformational moves for Patterson Companies and a key component of our strategic intent to take a broadened view of our markets,” continued Anderson. “We believe that we can accelerate returns on invested capital and increase shareholder value by focusing on our closely aligned dental and animal health units. By concentrating our efforts, we believe we have created the size and scale necessary to build on our success in our chosen markets.”

MDP has a long history of successfully investing in health care across a range of sub-sectors including health care distributors such as VWR International, specialty pharmaceuticals and medical products, hospitals, home and community-based care, skilled nursing facilities and life sciences. The firm’s recent investments include Ikaria, Kaufman Hall, Option Care and Sage Products. Over the past 30 years, the principals of MDP have focused on investing in companies in partnership with outstanding management teams to achieve significant long-term appreciation in equity value.

“We are pleased to partner with the exceptional management team at Patterson Medical,” said Tim Sullivan, a managing director at MDP. “MDP has extensive experience investing in health care distribution companies and corporate carve-outs, and we plan to utilize our resources and expertise to support Patterson Medical’s U.S. and international growth. Patterson Medical is a leader in its field with strong competitive advantages and we look forward to supporting the team as they execute the next stage of the company’s growth.”

Patterson Medical’s current management team, led by its president, Mike Orscheln, will work closely with the MDP team to execute the many growth opportunities it will have under its new independent ownership structure. Upon completion of the sale to MDP, the business will continue to operate as Patterson Medical for a transition period before rebranding as part of its independence from Patterson Companies.

Patterson Companies also announced that beginning with the fiscal 2016 first quarter, results of Patterson Medical will be classified and reported as discontinued operations. As such, current and historical results will be excluded from core EPS and organic sales trends. Patterson Companies added that it plans to update fiscal 2016 guidance for core EPS on its fiscal first quarter earnings call scheduled for August 27, 2015.

In connection with the transaction, BofA Merrill Lynch acted as financial advisor and Briggs and Morgan, PA acted as legal advisor to Patterson Companies. MDP was advised by Barclays and Deutsche Bank. Kirkland & Ellis acted as legal advisor to MDP. Deutsche Bank will lead the debt financing related to the transaction along with Barclays, BofA Merrill Lynch and Jefferies.

About Madison Dearborn Partners

Madison Dearborn Partners (MDP), based in Chicago, Illinois, is a leading private equity investment firm in the United States. Since Madison Dearborn’s formation in 1992, the firm has raised six funds with aggregate capital of over US$18 billion and has completed approximately 130 investments. MDP invests in businesses across a broad spectrum of industries, including health care; basic industries; business and government services; consumer; financial and transaction services; and telecom, media and technology services. Notable health care investments include Option Care, Sage Products, Kaufman Hall, Sirona Dental, Team Health, and VWR International. For more information, please visit www.mdcp.com.

About Patterson Companies, Inc.

Patterson Companies, Inc. is a value-added distributor serving the dental, animal health and rehabilitation supply markets.

Dental Market

As Patterson’s largest business, Patterson Dental provides a virtually complete range of consumable dental products, equipment and software, turnkey digital solutions and value-added services to dentists and dental laboratories throughout North America.

Animal Health Market

Patterson Animal Health, formerly Patterson Veterinary, is a leading, full-line distributor in North America and the U.K. of animal health products, services and technologies to both the production-animal and companion-pet markets.

Rehabilitation Market

Patterson Medical is the world’s leading distributor of rehabilitation supplies and non-wheelchair assistive patient products to the physical and occupational therapy markets. The unit’s global customer base includes hospitals, long-term care facilities, clinics and dealers.

This press release contains certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond Patterson’s ability to control. Forward-looking statements generally can be identified by words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements that describe the proposed transaction, including its financial impact, and other statements of management’s beliefs, intentions or goals also are forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the divested companies or the price of Patterson stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the ability of the parties to consummate the transaction and the satisfaction of the conditions precedent to consummation of the transaction, including the ability to secure regulatory approvals at all or in a timely manner and the other risks and important factors contained and identified in Patterson’s filings with the Securities and Exchange Commission, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements. Any forward-looking statement in this press release speaks only as of the date on which it is made. Except to the extent required under the federal securities laws, Patterson does not intend to update or revise the forward-looking statements.

For additional information contact:

Ann B. Gugino

Executive Vice President & CFO

Patterson Companies, Inc.

651-686-1600

For Madison Dearborn Partners:

Chuck Dohrenwend or Kate Schneiderman

Abernathy MacGregor

212-371-5999

Source: Patterson Companies, Inc.

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